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                               1998 RESTATEMENT OF THE
                      HA-LO INDUSTRIES, INC. 401(K) SAVINGS PLAN



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                                  TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I      INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.1    History of the Plan. . . . . . . . . . . . . . . . .    1
     Section 1.2    Former Participants. . . . . . . . . . . . . . . . .    1
     Section 1.3    Legal Requirements . . . . . . . . . . . . . . . . .    1

ARTICLE II     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .    2
     Section 2.1    Accounts . . . . . . . . . . . . . . . . . . . . . .    2
     Section 2.2    Actual Contribution Percentage . . . . . . . . . . .    2
     Section 2.3    Actual Deferral Percentage . . . . . . . . . . . . .    2
     Section 2.4    Beneficiary. . . . . . . . . . . . . . . . . . . . .    3
     Section 2.5    Break in Service . . . . . . . . . . . . . . . . . .    3
     Section 2.6    Code . . . . . . . . . . . . . . . . . . . . . . . .    4
     Section 2.7    Company. . . . . . . . . . . . . . . . . . . . . . .    4
     Section 2.8    Compensation . . . . . . . . . . . . . . . . . . . .    4
     Section 2.9    Disability . . . . . . . . . . . . . . . . . . . . .    4
     Section 2.10   Effective Date . . . . . . . . . . . . . . . . . . .    5
     Section 2.11   Employee . . . . . . . . . . . . . . . . . . . . . .    5
     Section 2.12   Early Retirement Date. . . . . . . . . . . . . . . .    5
     Section 2.13   ERISA. . . . . . . . . . . . . . . . . . . . . . . .    5
     Section 2.14   Forfeiting Break in Service. . . . . . . . . . . . .    5
     Section 2.15   Forfeiture . . . . . . . . . . . . . . . . . . . . .    5
     Section 2.16   Highly Compensated Employee. . . . . . . . . . . . .    5
     Section 2.17   Hours of Service . . . . . . . . . . . . . . . . . .    6
     Section 2.18   Investment Fund. . . . . . . . . . . . . . . . . . .    7
     Section 2.19   Non-Highly Compensated Employee. . . . . . . . . . .    7
     Section 2.20   Normal Retirement Date . . . . . . . . . . . . . . .    7
     Section 2.21   Participant. . . . . . . . . . . . . . . . . . . . .    7
     Section 2.22   Plan . . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 2.23   Plan Administrator . . . . . . . . . . . . . . . . .    7
     Section 2.24   Plan Year. . . . . . . . . . . . . . . . . . . . . .    7
     Section 2.25   Qualified Domestic Relations Order . . . . . . . . .    7
     Section 2.26   Quarterly Date . . . . . . . . . . . . . . . . . . .    8
     Section 2.27   Related Entity . . . . . . . . . . . . . . . . . . .    8
     Section 2.28   Spouse . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.29   Trust. . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.30   Trust Agreement. . . . . . . . . . . . . . . . . . .    8
     Section 2.31   Trust Fund . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.32   Trustee. . . . . . . . . . . . . . . . . . . . . . .    9
     Section 2.33   Valuation Date . . . . . . . . . . . . . . . . . . .    9
     Section 2.34   Year of Eligibility Service. . . . . . . . . . . . .    9
     Section 2.35   Year of Service. . . . . . . . . . . . . . . . . . .    9

ARTICLE III    ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . .   11
     Section 3.1    Active Participant Eligibility Requirements. . . . .   11
     Section 3.2    Inactive Participant . . . . . . . . . . . . . . . .   11
     Section 3.3    Former Participant Eligibility Requirements. . . . .   11
     Section 3.4    Effect of Reemployment on Participation. . . . . . .   11

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     Section 3.5    Commencement . . . . . . . . . . . . . . . . . . . .   12

ARTICLE IV     CONTRIBUTIONS AND EXPENSES. . . . . . . . . . . . . . . .   14
     Section 4.1    Contributions in General . . . . . . . . . . . . . .   14
     Section 4.2    Company Contributions. . . . . . . . . . . . . . . .   14
     Section 4.3    401(k) Contributions . . . . . . . . . . . . . . . .   15
     Section 4.4    Limitation on Allocations. . . . . . . . . . . . . .   17
     Section 4.5    Limitation on 401(k) Contributions . . . . . . . . .   18
     Section 4.6    Limitation on Matching Contributions . . . . . . . .   20
     Section 4.7    Alternative Limitation Test. . . . . . . . . . . . .   22
     Section 4.8    Rollover Contributions.. . . . . . . . . . . . . . .   23

ARTICLE V      ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 5.1    Account Values . . . . . . . . . . . . . . . . . . .   25
     Section 5.2    Allocation of Investment Income. . . . . . . . . . .   25
     Section 5.3    Quarterly Statement of Accounts. . . . . . . . . . .   26

ARTICLE VI     DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .   27
     Section 6.1    Eligibility. . . . . . . . . . . . . . . . . . . . .   27
     Section 6.2    Retirement . . . . . . . . . . . . . . . . . . . . .   27
     Section 6.3    Disability . . . . . . . . . . . . . . . . . . . . .   27
     Section 6.4    Death. . . . . . . . . . . . . . . . . . . . . . . .   27
     Section 6.5    Termination for Other Reasons. . . . . . . . . . . .   27
     Section 6.6    Distribution of Accounts . . . . . . . . . . . . . .   28

ARTICLE VII    LOANS AND WITHDRAWALS . . . . . . . . . . . . . . . . . .   31
     Section 7.1    Loans. . . . . . . . . . . . . . . . . . . . . . . .   31
     Section 7.2    Hardship Withdrawals . . . . . . . . . . . . . . . .   31
     Section 7.3    Age 59-1/2 and Over Withdrawals  . . . . . . . . . .   32

ARTICLE VIII   ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . .   33
     Section 8.1    Plan Administrator and Named Fiduciary . . . . . . .   33
     Section 8.2    Compensation and Expenses. . . . . . . . . . . . . .   33
     Section 8.3    Records. . . . . . . . . . . . . . . . . . . . . . .   33
     Section 8.4    Records of Trust . . . . . . . . . . . . . . . . . .   33
     Section 8.5    Claims Procedure . . . . . . . . . . . . . . . . . .   34

ARTICLE IX     TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .   36
     Section 9.1    Trustee's Responsibilities . . . . . . . . . . . . .   36
     Section 9.2    Trust. . . . . . . . . . . . . . . . . . . . . . . .   36
     Section 9.3    No Reversion to Company. . . . . . . . . . . . . . .   36

ARTICLE X      GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . .   37
     Section 10.1   Inalienability . . . . . . . . . . . . . . . . . . .   37
     Section 10.2   Incompetency . . . . . . . . . . . . . . . . . . . .   37
     Section 10.3   Missing Payees . . . . . . . . . . . . . . . . . . .   37
     Section 10.4   Non-Guarantee of Employment. . . . . . . . . . . . .   38
     Section 10.5   No Right to Trust. . . . . . . . . . . . . . . . . .   38
     Section 10.6   Non-Liability Provisions . . . . . . . . . . . . . .   38
     Section 10.7   Applicable Law . . . . . . . . . . . . . . . . . . .   38
     Section 10.8   Litigation by Participants . . . . . . . . . . . . .   39
     Section 10.9   Tax Releases . . . . . . . . . . . . . . . . . . . .   39

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     Section 10.10  Inspection of Records. . . . . . . . . . . . . . . .   39
     Section 10.11  Pronouns . . . . . . . . . . . . . . . . . . . . . .   39
     Section 10.12  Qualified Domestic Relations Order . . . . . . . . .   39
     Section 10.13  Uniformed Services Employment and Reemployment
                    Rights . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE XI     AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . .   41
     Section 11.1   Amendments . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE XII    TERMINATION . . . . . . . . . . . . . . . . . . . . . . .   42
     Section 12.1   Right to Terminate Plan. . . . . . . . . . . . . . .   42
     Section 12.2   Merger or Consolidation of Plan and Trust. . . . . .   42
     Section 12.3   Termination of Plan and Trust. . . . . . . . . . . .   42
     Section 12.4   Effect of Termination on Vesting . . . . . . . . . .   42

ARTICLE XIII   TOP HEAVY PLANS . . . . . . . . . . . . . . . . . . . . .   43
     Section 13.1   Top Heavy Plan Requirements. . . . . . . . . . . . .   43
     Section 13.2   Top Heavy Plan Definitions . . . . . . . . . . . . .   43
     Section 13.3   Right to Participate In Allocation of Company
                    Contributions. . . . . . . . . . . . . . . . . . . .   46
     Section 13.4   Minimum Company Contribution Allocation. . . . . . .   46

ARTICLE XIV    INVESTMENT OF ACCOUNTS. . . . . . . . . . . . . . . . . .   48
     Section 14.1   Investment Funds . . . . . . . . . . . . . . . . . .   48
     Section 14.2   Participant's Choice of Investment Funds . . . . . .   48



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                                     ARTICLE I

                                    INTRODUCTION

     SECTION 1.1 HISTORY OF THE PLAN. Effective January 1, 1994, HA-LO Industries, Inc. (the "Company") established the HA-LO Industries, Inc. 401(k) Savings Plan (the "Plan") for the benefit of its eligible employees.

     Effective July 1, 1996, Creative Concepts in Advertising, Inc. ("CCA") established the CCA 401(k) Savings Plan (the "CCA Plan") for the benefit of its eligible employees.

     Effective January 1, 1996 Market USA ("Market USA ") established the Market USA 401(k) Retirement Plan (the "Market USA Plan") for the benefit of its eligible employees.

     CCA and Market USA were acquired by the Company.

     Effective January 1, 1998, (the "Effective Date") the CCA Plan and the Market USA Plan are merged into the Plan and the Plan is hereby amended and restated in the form hereof.

     SECTION 1.2 FORMER PARTICIPANTS. Except as otherwise specifically provided herein or required by the Code, the provisions of this amended and restated Plan relating to eligibility for participation, eligibility for benefits, amount of benefits, manner of benefit payments and timing of benefit payments shall only apply to an Employee who terminates employment on or after the Effective Date. An Employee who terminated employment prior to the Effective Date shall have his eligibility for benefits, and the amount and form of benefits, if any, determined in accordance with the provisions of the Plan, the CCA Plan or the Market USA Plan, as applicable, in effect on the date his employment terminated.

     SECTION 1.3 LEGAL REQUIREMENTS. This Plan is intended to meet the requirements for qualification under Section 401(a) of the Code.

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                                     ARTICLE II

                                     DEFINITIONS

     Unless otherwise required by the context, the following terms and phrases as used in the Plan shall have the meanings set forth in this Article II.

     SECTION 2.1 ACCOUNTS means the following Accounts which may be maintained under this Plan for Participants, adjusted in each case for such Account's share in the increase or decrease in the net worth of the Trust, as provided in Article V:

     (a) 401(K) ACCOUNT means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's 401(k) Contributions made pursuant to Section 4.3.

     (b) MATCHING ACCOUNT means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's share of the Company's Matching Contribution, if any, made pursuant to Section 4.2(b).

     (c) PROFIT SHARING ACCOUNT means the separate Account maintained for each Participant to which shall be credited such Participant's allocable share of the Company's Profit Sharing Contributions, if any, made pursuant to
Section 4.2(a).

     (d) ROLLOVER ACCOUNT means the separate Account, if any, maintained for each Participant to which shall be credited such Participant's Rollover Contribution, if any, made pursuant to Section 4.6.

     (e) TRANSFER ACCOUNT means the separate Account, if any, maintained for each Participant to which shall be credited any Transfers pursuant to Section 4.6(d).

     In addition, such other Accounts may be established and maintained as the Plan Administrator may deem appropriate, such as, but not limited to, segregated accounts, noninterest-bearing forfeiture accounts, and the like.

     SECTION 2.2 ACTUAL DEFERRAL PERCENTAGE means the percentage determined by dividing the 401(k) Contributions and Matching Contributions allocated to a Participant's 401(k) and Matching Account by the Participant's Compensation. A Participant's Actual Deferral Percentage will be determined in accordance with the provisions of Code Section 414(q)(6) and Treasury Regulation Section 1.401(k)-1.

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     SECTION 2.3    BENEFICIARY.  Beneficiary is defined as follows:

     (a) DEFINITION. Beneficiary means any person or entity designated by a Participant on a form provided by the Plan Administrator to receive benefits payable, as a result of the Participant's participation in the Plan, upon the Participant's death.

     (b) SPECIAL RULE FOR MARRIED PARTICIPANTS. Each married Participant will be deemed to have selected his Spouse as his Beneficiary unless the Participant's Spouse has given written notarized consent on a form provided by the Plan Administrator. Spousal consent will not be required if the Participant states on the applicable form provided for that purpose by the Plan Administrator and notarized that:

             (i) the Participant is able to establish to the satisfaction of the Plan Administrator that he has no Spouse; or

            (ii)    the Participant's Spouse cannot be located; or

           (iii) there are other circumstances under which consent of the Spouse is not required in accordance with applicable U.S. Treasury or Department of Labor Regulations.

     (c) SPECIAL RULE IF NO DESIGNATION IN EFFECT. If no valid designation is in effect upon the death of the Participant or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons who shall survive the Participant in the first of the following classes of preferences:

             (i)         the Participant's Spouse;

            (ii) his children, in equal shares, and their descendants, PER STIRPES; or

           (iii)    his estate.

     SECTION 2.4 BREAK IN SERVICE means a Plan Year during which a Participant fails to complete more than 500 Hours of Service. In the case of each Employee who is absent from work for any period pursuant to an authorized leave of absence due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following Hours of Service:

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     (a)  the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

     (b) in any case in which the Plan is unable to determine the hours in subsection (a), 8 Hours of Service per day of such absence;

provided that the total number of hours treated as Hours of Service by reason of such pregnancy, birth or placement shall not exceed 501 hours. Credit for such hours shall be given in the computation period only in which the absence from work begins if a Participant would be prevented from incurring a Break in Service in such computation period solely because the period of absence is treated as Hours of Service, or in any other case, in the immediately following computation period.

     SECTION 2.5 CODE means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Reference to any section of the Code includes any successor provision thereto.

     SECTION 2.6 COMPANY means HA-LO Industries, Inc. and any corporation with which the Company shall be merged or consolidated, or any corporation resulting in any manner from a reorganization of the Company, or any individual, firm or corporation which shall assume the obligations of the Company with respect to the Plan.

     SECTION 2.7 COMPENSATION means for any period the base salary and wages for regular hours worked paid by the Company or any Related Entity for services rendered as an employee and the amount of any Company contribution pursuant to a salary reduction agreement which is not includable in the gross income of the Participant under Code Section 125, 402(e)(3), 402(h) or 403(b). Compensation, however, shall not include the Participant's share in any Profit Sharing or Matching Contributions under the Plan or to any other employee benefit or insurance program, bonuses or overtime pay. For all purposes of the Plan, Compensation in excess of the applicable dollar limitation contained in Code Section 401(a)(17), as may be adjusted by the Secretary of the Treasury for cost-of-living increases, shall be disregarded for each Plan Year. The Compensation of a Participant who becomes eligible to participate at any time other than the first day of a Plan Year shall include only his Compensation paid to him while a Participant in the Plan.

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     SECTION 2.8  DISABILITY means a medically determinable physical or mental incapacity, which is expected to result in death or to last for a continuous period of not less than twelve (12) months and which renders him incapable of performing his duties for his Employer. Disability of a Participant shall be determined by the Plan Administrator in accordance with uniform principles consistently applied upon the basis of the opinion of a physician it selects and such other evidence as the Plan Administrator deems necessary.

     SECTION 2.9 EFFECTIVE DATE means January 1, 1998, except as otherwise provided herein.

     SECTION 2.10 EMPLOYEE means a person who is an employee of the Company or Related Entity which has adopted the Plan, exclusive of (i) independent contractors, (ii) any employee the terms of whose employment are governed by the provisions of a collective bargaining agreement with respect to which retirement benefits were the subject of good faith negotiations unless such agreement specifically provides for his coverage hereunder, and (iii) non-resident aliens with no U.S. source income. The term "Employee" shall also include any leased employee if required by Section 414(n) of the Code.

     SECTION 2.11 EARLY RETIREMENT DATE means the date on which the Participant attains age 55 and completes five Years of Service.

     SECTION 2.12 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 2.13 FORFEITING BREAK IN SERVICE means five consecutive one year Breaks in Service.

     SECTION 2.14 FORFEITURE means the portion of a Participant's Accounts which is not vested in accordance with Section 6.5 based on his Years of Service as of the date of his termination of employment with the Company and any and all Related Entities; provided that no such Forfeiture shall be deemed to occur before the earlier of the date such Participant receives a distribution of the entire value of his vested Accounts or the date such Participant incurs a Forfeiting Break in Service.

     SECTION 2.15   HIGHLY COMPENSATED EMPLOYEE means each employee who:

     (a) was at any time a 5% or more owner of any Related Entity at any time during the calendar year or the preceding calendar year; or

     (b) received Compensation from any Related Entity in excess of $80,000 for the preceding calendar year and was in the top-paid group of Employees for such preceding year.

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     The determination of whether an individual is a Highly Compensated
Employee will be made in accordance with the provisions of Code Section 414(q) and the regulations issued thereunder. The dollar figures set forth in subsection (b) above shall be adjusted for cost-of-living increases at the same time and in the same manner as under Code Section 415(d). Each Highly Compensated Employee is a member of the "Highly Compensated Group".

     SECTION 2.16 HOURS OF SERVICE for any period means the sum of (a), (b) and (c) below to the extent it does not result in crediting Hours of Service more than once for these purposes with respect to such period:

     (a) hours for which an Employee is directly or indirectly paid, or entitled to payment, by a Related Entity for the performance of duties in his capacity as an Employee (an hour for which any overtime or other premium pay is received shall be counted as 1 hour);

     (b) hours for which an Employee is directly or indirectly paid, or entitled to payment, by a Related Entity for reasons other than the performance of duties (irrespective of whether the employment relationship has terminated) such as vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence provided that:

          (i) no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

        (ii) no credit shall be allowed for any payment paid or due to an Employee pursuant to any plan or program solely for the purpose of compliance with any workers' compensation or employment compensation or disability insurance laws;

       (iii) no Hour of Service shall be credited for any payment which solely reimburses an Employee for medical or medically related expenses; and

        (iv) Hours of Service to be credited under this Section shall be determined in accordance with the provisions of the Plan and, to the extent applicable, Sections 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations; and

     (c) hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to for an Employee by a Related Entity, such hours to be credited for the period to which they relate and determined in accordance with the provisions of the Plan and, to the extent applicable, Sections 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations.

For salaried employees who are exempt for purposes of the Fair Labor Standards Act ("FLSA"), Hours of Service shall be determined on the basis of a semi-monthly payroll. An employee shall be credited with 95 hours semi-monthly if under Section 2.17 such employee would be credited with at least one Hour of Service during such period to the extent it does not result in crediting Hours of Service more than once with respect to any period. For all employees who are nonexempt under the FLSA, Hours of Service shall be determined on the basis of actual hours for which an employee is paid or entitled to payment.

     SECTION 2.17 INVESTMENT FUND means the investment funds that are approved by the Plan Administrator for investment of Participant's Accounts under Article XIV.

     SECTION 2.18 NON-HIGHLY COMPENSATED EMPLOYEE means each employee of a Related Entity who is not a Highly Compensated Employee as determined under Code Section 414(q) and Treasury Regulations Sections 1.401(k)-1 and 1.401(m)-1. Each Non-Highly Compensated Employee is a member of the "Non-Highly Compensated Group".

     SECTION 2.19 NORMAL RETIREMENT DATE means the date the Participant attains age 65.

     SECTION 2.20 PARTICIPANT means an Employee or former Employee who is or has been a Participant in the Plan pursuant to Article III hereof. All Participants shall be further classified as Active Participants, Inactive Participants and Former Participants as provided in Article III.

     SECTION 2.21 PLAN means this profit sharing plan as set forth in this document, as amended from time to time.

     SECTION 2.22 PLAN ADMINISTRATOR means the Company or the committee appointed by the Company to administer the Plan.

     SECTION 2.23 PLAN YEAR means the twelve consecutive month period commencing each January 1 and ending December 31.

     SECTION 2.24 QUALIFIED DOMESTIC RELATIONS ORDER means any judgment, decree, or order (including approval of a property settlement agreement) which:

     (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant,

     (b) is made pursuant to a state domestic relations law (including a community property law),

     (c) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to the Participant,

     (d) clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which order applies and each plan to which such order applies, and

     (e) does not require the Plan to provide (1) any form or type of benefit, or any option, not otherwise provided under the Plan, (2) increased benefits, or (3) benefits to an Alternate Payee which are required to be paid to another payee under another order previously determined by the Plan Administrator to be a Qualified Domestic Relations Order.

The term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

     SECTION 2.25 QUARTERLY DATE mean each January 1, April 1, July 1 and October 1.

     SECTION 2.26 RELATED ENTITY means (a) the Company or (b) any corporation, firm or other enterprise on or after the date that such corporation or business is, along with the Company, a member of a controlled group of corporations as defined in Section 414(b) of the Code or a member of a group of trades or businesses under common control as defined in Section 414(c) of the Code, a member of an affiliated service group as defined in
Section 414(m) of the Code, or an entity which is required to be aggregated pursuant to regulations under Code Section 414(o).

     SECTION 2.27 SPOUSE means the individual to whom, under the laws of the Participant's domicile, a Participant is legally married as of the later of the date of which the first payment of his Plan benefit is to be made or the date of his death. A former Spouse shall be treated as a Spouse to the extent provided under a Qualified Domestic Relations Order.

     SECTION 2.28 TRANSFER means a transfer of benefits from another tax qualified retirement plan for the benefit of a Participant received by this Plan in a trustee to trustee transfer pursuant to Section 4.6(e).

     SECTION 2.29 TRUST means the "HA-LO Industries, Inc. 401(k) Savings Plan Trust", the trust established to hold and invest the assets accumulated under the Plan, which is maintained in accordance with the terms of the Plan and the Trust Agreement.

     SECTION 2.30 TRUST AGREEMENT means any one or more trust agreements entered into between the Company and the Trustee to carry out the purposes of the Plan, which trust agreements shall constitute a part of the Plan.

     SECTION 2.31 TRUST FUND means the trust fund of all property held by the Trustee on the Effective Date and all property thereafter from time to time contributed or delivered to the Trustee pursuant to this Plan and the Trust Agreement, all property received in exchange therefor or in addition thereto, and all income and proceeds therefrom, exclusive of distributions thereof.

     SECTION 2.32 TRUSTEE means the Trustee named in the Trust Agreement or any individual or corporate fiduciary duly appointed successors functioning in that capacity in accordance with the Trust.

     SECTION 2.33 VALUATION DATE means the last day of each calendar quarter and such other times as the Plan Administrator may direct. Notwithstanding any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which more frequent pricing is available ("Frequent Pricing Media"), all amounts contributed to the Trust Fund will be invested at the time of their actual receipt by the Frequent Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this
Section 2.34 shall apply only to the extent, if any, that assets of the Trust are not invested in Frequent Pricing Media.

     SECTION 2.34 YEAR OF ELIGIBILITY SERVICE. Year of Eligibility Service with respect to an Employee shall mean a consecutive twelve month period ending on the first anniversary of the Employee's date of hire and each Plan Year commencing with or after the Plan Year in which falls the first anniversary of the Employee's date of hire during which the Employee completes at least 1,000 Hours with a Related Entity. An Employee who completes at least 1,000 Hours with a Related Entity in both the consecutive twelve month period ending on the first anniversary of the Employee's date of hire and the Plan Year commencing with the Plan Year in which falls the first anniversary of the Employee's date of hire will be credited with two Years of Eligibility Service.

     SECTION 2.35 YEAR OF SERVICE. Year of Service with respect to an Employee shall mean any Plan Year during which such Employee completes at least 1,000 Hours with a Related Entity, subject to the following rules:

     (a) Plan Years following a Forfeiting Break in Service shall be disregarded for purposes of determining the Participant's vested percentage of his Profit Sharing Account prior to the Forfeiting Break in Service.

     (b) In the case of a Participant who is entitled to no vested percentage of his Profit Sharing Account at the time he incurs a Forfeiting Break in Service, Plan Years prior to such Forfeiting Break in Service shall be disregarded in calculating the number of the Participant's Years of Service for purposes of determining the vested percentage of his Accounts attributable to Company contributions after such Forfeiting Break in Service if the number of the Participant's consecutive one year Breaks in Service equals or exceeds the number of the Participant's Years of Service prior to the Forfeiting Break in Service.

     (c)  Service with CCA and Market USA shall be counted.

                                  ARTICLE III

                            ELIGIBILITY AND PARTICIPATION

     SECTION 3.1 ACTIVE PARTICIPANT ELIGIBILITY REQUIREMENTS. Each Participant in the Plan, the CCA Plan or the Market USA Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan on and after the Effective Date subject to the limitations of the Plan. Each Employee hired after the Effective Date shall become an Active Participant on the January 1 or July 1 ("Entry Date") on or following the date he attains age 21 and completes one Year of Eligibility Service, provided he is still an Employee on such date. Each Employee of the Company or CCA hired prior to the Effective Date who had not yet satisfied the requirements for participation in the Plan or the CCA Plan shall become an Active Participant on the first Entry Date on or following the date he attains age 21 and completes three months of service with a Related Entity. Each Employee of Market USA hired prior to the Effective Date who had not yet satisfied the requirements for participation in the Market USA Plan shall become an Active Participant on the first Entry Date on or following the date he attains age 21 and completes one Year of Eligibility Service.

     SECTION 3.2 INACTIVE PARTICIPANT. An Active Participant, who ceases to be an Employee but who remains an employee of the Company or a Related Entity, shall automatically become an Inactive Participant as of the date he ceases to be an Employee. An Inactive Participant shall continue to be treated the same as an Active Participant in every respect except that no Company contributions shall be allocated to his Accounts, with the exception of those to which he may be entitled for the Plan Year in which he ceases to be an Active Participant as required by Section 4.2. In addition, an Inactive Participant shall not be permitted to make any 401(k) Contributions unless and until he again becomes an Active Participant.

     SECTION 3.3 FORMER PARTICIPANT ELIGIBILITY REQUIREMENTS. An Active Participant or an Inactive Participant shall automatically become a Former Participant as of the date he is no longer an Employee of the Company or any Related Entity.

     SECTION 3.4    EFFECT OF REEMPLOYMENT ON PARTICIPATION.

     (a) A Former Participant who is reemployed as an Employee prior to incurring a Break in Service shall resume participation in the Plan on the date he is reemployed as an Employee. As of the date he again becomes an Active Participant, such Participant's Years of Service as of the date of his prior change in status shall be restored for all purposes under the Plan.

     (b) A Former Participant who is reemployed as an Employee after having incurred a Break in Service shall be eligible to resume participation in the Plan on the date he is reemployed as an Employee. As of the date he again becomes an Active Participant, such Participant's Years of Service as of the date of his prior change in status shall be restored for all purposes under the Plan with respect to future Company contributions allocable to him, provided:

             (i)    such Participant's vesting percentage determined under
     Section 6.5 is more than 0%; or

            (ii) the number of his consecutive one year Breaks in Service is less than the greater of five years or his aggregate Years of Service before such break.

     (c) In the event subsection (b) above is inapplicable, a Former Participant who is reemployed as an Employee after having incurred a Break in Service shall be eligible to resume participation in the Plan as provided in
Section 3.1. As of the date he again becomes an Active Participant, such Participant's Years of Service as of the date of his prior change in status shall not be restored.

     (d) If a Former Participant had no vested interest in his Profit Sharing Accounts at the time of termination of employment and if such Participant is reemployed as an Employee and resumes participation without incurring a Forfeiting Break in Service, then the nonvested portion of his Profit Sharing shall be restored.

     (e) In the case of a partially vested Former Participant whose employment with the Company terminates but who is reemployed by the Company prior to incurring a Forfeiting Break in Service, and who has received a distribution from the Plan, the amount of such Participant's then current Account balance which is nonforfeitable shall be computed as follows:

          (i) The amount of any distribution from the Participant's Accounts made to such Participant as the result of his termination of employment shall be added to the then current balance in his Accounts (computed after having deducted any prior distribution).

          (ii) The amount computed in (i) above shall be multiplied by the applicable vested percentage, as computed in accordance with Section 6.5.

          (iii) The amount of any prior distribution shall be subtracted from the amount computed in (ii) above.

          (iv) The sum so determined in (iii) above shall be the Participant's then current Account balance which is nonforfeitable.

     SECTION 3.5 COMMENCEMENT. Each Employee who is or can be anticipated to become an Active Participant as provided in Section 3.1, as applicable, shall be responsible for completing such forms and furnishing such other information as is required by the Plan Administrator.

                                      ARTICLE IV

                              CONTRIBUTIONS AND EXPENSES

     SECTION 4.1 CONTRIBUTIONS IN GENERAL. Contributions are to be made hereto by the Company and may be made by the Participant as herein provided. The Trustee shall have no duty to require any contributions to be made to it or to determine whether contributions delivered to it hereunder comply with the provisions of this Plan or any resolutions, rules, regulations or policies of the Company providing for such contributions. In no event shall the Company contributions for any Plan Year exceed the amount deductible for such Plan Year under Section 404 of the Code.

     SECTION 4.2    COMPANY CONTRIBUTIONS.

     (a) PROFIT SHARING CONTRIBUTIONS. For each Plan Year the Company may contribute to the Trust on behalf of each Participant who is eligible (as provided in subsection (c)) such amount or amounts, if any, as the Company may, in its sole and absolute discretion, determine. All Profit Sharing Contributions shall be made in cash either in a single payment or in installments not later than the time prescribed by law for filing the Company's federal income tax return for the Plan Year (including any extensions thereof).

     (b) MATCHING CONTRIBUTIONS. For each Plan Year the Company may contribute on behalf of each eligible Participant a Matching Contribution equal to such amount as determined at the sole discretion of the Company. All Matching Contributions shall be made in cash either in a single payment or in installments not later than the time prescribed by law for filing the Company's federal income tax return for the Plan Year (including any extensions thereof).

     (c) ALLOCATION OF PROFIT SHARING CONTRIBUTIONS. As of the last day of each Plan Year, there shall be allocated to the Profit Sharing Account of each Participant who (i) completed a Year of Service in and who was an Employee on the last day of such Plan Year, or (ii) terminated employment during the Plan Year on or after his Early Retirement Date, Normal Retirement Date, Disability or death, his share of the aggregate of the Profit Sharing Contributions, if any, based on the proportion that each such Participant's Compensation received for such Plan Year bears to the total of all such Participants' Compensation received for such Plan Year.

     (d) ALLOCATION OF MATCHING CONTRIBUTIONS. As of the last day of each Plan Year, there shall be allocated to the Matching Account of each Participant who (i) completed a Year of Service in and who was an Employee on the last day of such Plan Year, or (ii) terminated employment during the Plan Year on or after his Early Retirement Date, Normal Retirement Date, Disability or death, his share of the aggregate of the Matching Contributions if any, arising during such Plan Year based on the proportion that each such Participant's 401(k) Contributions for such Plan Year bears to the total of all such Participants' 401(k) Contributions for such Plan Year.

     (e) DISPOSITION OF FORFEITURES. Forfeitures that occur during the Plan Year shall first be used to the extent necessary to restore a Participant's Accounts as provided in Section 3.4(d). Any remaining Forfeitures shall in the discretion of the Plan Administrator be used either to (i) reduce the Matching Contributions for the Plan Year in which such Forfeiture arises and allocated among eligible Participants as provided in subsection (d), or (ii) pay expenses of the Plan and Trust.

     (f) IRREVOCABILITY OF COMPANY CONTRIBUTION. Except as provided in the following sentence, no contributions to the Trust and no part of the corpus or income of the Trust shall revert to the Company or shall be used for or diverted to any purpose other than for the exclusive benefit of persons covered by the Plan. Notwithstanding the immediately preceding sentence or any other provisions of this Plan and Trust to the contrary, all contributions made by the Company to the Plan are conditioned upon the deductibility of such contributions under Section 404 of the Code. To the extent a contribution is disallowed as a deduction under Section 404 of the Code, the Trustee shall return such contribution to the Company within one year from the date of disallowance of the deduction. In addition, to the extent any contributions made by the Company to the Plan are made to the Plan as a result of a mistake in fact, the Trustee shall return such contributions to the Company within one year after the date the error is discovered by the Company.

     SECTION 4.3    401(K) CONTRIBUTIONS.

     (a) TYPES AND AMOUNTS. Each Employee who is an Active Participant and who enters into a payroll reduction agreement (as provided in Section 4.3(b)) shall be eligible to contribute by payroll reduction a 401(k) Contribution equal to a certain designated whole percentage of not less than 1% and not more than 15% of his Compensation in each pay period based on the Participant's signed payroll reduction authorization form or such other authorization acceptable to the Plan Administrator. Such amount shall be deducted from his pay for each pay period such agreement is in effect. In no event shall the aggregate contributions made by a Participant under this
Section 4.3(a) for a calendar year exceed the annual limit under Code Section 402(g) as adjusted by the Secretary of the Treasury for that calendar year.

     (b) COMMENCEMENT OF CONTRIBUTIONS. Each Employee who is or can be anticipated to become an Active Participant and who desires to make 401(k) Contributions from his Compensation while an Active Participant shall, prior to the Quarterly Date as of which he is eligible and desires to commence making such 401(k) Contributions, complete such payroll deduction or reduction authorization forms or procedures and furnish such other information in the form and within the time as is required by the Plan Administrator. Such authorization shall operate on a Plan Year basis subject to the provisions of subsection (c). If an Active Participant who is eligible to make such 401(k) Contributions declines to make contributions or fails to supply all information required on a timely basis, his right to have payroll reductions shall be preserved as of any succeeding Quarterly Date provided he is then an Active Participant. Such payroll reductions shall commence as of the first payroll period following the Quarterly Date as of which the Participant has elected commencement.

     (c)  CHANGES AND DISCONTINUANCE OF CONTRIBUTIONS.

          (i) An Active Participant may increase, or decrease his 401(k) Contributions as of the first day of the payroll period coincident with or next following a Quarterly Date in the frequency and manner determined by the Plan Administrator. An Active Participant may completely discontinue his 401(k) Contributions at any time by notifying the Plan Administrator in such manner as may be required by the Plan Administrator. A Participant who has discontinued such 401(k) Contributions may recommence them as of the first payroll period coincident with or next following a Quarterly Date, provided he then is an Active Participant and satisfies the requirements of subsection (b).

        (ii) The foregoing notwithstanding, the 401(k) Contributions shall cease automatically as of the last day of the pay period which coincides with or immediately precedes the date upon which the Active Participant ceases to be an Active Participant.

     (d) PAYMENT TO TRUSTEE. An Active Participant's 401(k) Contributions made by payroll reduction shall be paid to the Trustee as soon as practicable after the end of each payroll period and in no event more than 15 business days after the end of such month.

     (e) RETURN OF EXCESS PARTICIPANT CONTRIBUTIONS. If a Participant makes contributions to this Plan and any other cash or deferred arrangement for a calendar year which exceed the limit under Code Section 402(g) for such year, the Participant shall notify the Plan Administrator of the amount of excess contributions to this Plan by the March 1 of the next calendar year. The amount of such excess contributions (and any earnings or losses attributable to such excess for the Plan Year) shall be distributed to the Participant by the April 15 of the next calendar year in which the excess contribution is made.
For this purpose, if a Participant has made excess contributions to this Plan (without regard to any other Plan), the Participant shall be deemed to have given the notice referred to above and the excess contributions

(and earnings or losses attributable to such excess) shall be distributed to the Participant by such April 15.

     (f) ALLOCATION OF 401(K) CONTRIBUTIONS. Each Active Participant's 401(k) Contributions shall be credited to his 401(k) Account in accordance with Article V.

     (g) VESTING OF 401(K) ACCOUNT. A Participant shall always be 100% nonforfeitably vested in his 401(k) Account.

     SECTION 4.4    LIMITATION ON ALLOCATIONS.

     (a) BASIC LIMITATION ON ALLOCATIONS TO PARTICIPANTS. Notwithstanding anything to the contrary contained in this Plan, there shall not be allocated to the Accounts of any Participant for any Limitation Year an amount which would cause his Annual Addition to exceed the lesser of:

          (i)  $30,000; or

        (ii) 25% of the Total Compensation received by the Participant for such Limitation Year.

          If the Annual Addition for a Participant exceeds either of the foregoing limitations, the Plan Administrator shall, to the extent necessary to eliminate such excess (and in the following order):

               (1) refund or refuse to accept any part or all of the Participant's 401(k) Contributions to be allocated to his 401(k) Account in the Limitation Year which are ineligible for a Matching Contribution under Section 4.2(b);

               (2) refund or refuse to accept any part or all of the Participant's 401(k) Contributions to be allocated to his 401(k) Account in the Limitation Year which are eligible for a Matching Contribution under Section 4.2(b), and reduce the corresponding Matching Contribution related thereto;

               (3) reduce the Company's Profit Sharing Contributions which otherwise would be allocable to the Profit Sharing Account of the Participant for the Limitation Year in the absence of the limit of this Section;

               (4) retain any excess amount not allocated in accordance with this subsection 4.4(a) in the Trust (adjusted for its pro rata share of income, gains and losses) until the next succeeding December 31 at which time it shall be treated as if it were the Company's advance contribution for the Plan Year ending on that

          December 31 to the type of Account to which it otherwise would have been credited.

     (b)  SPECIAL DEFINITIONS.

          (i) LIMITATION YEAR. For the purposes of this Plan, the Limitation Year shall be the Plan Year.

         (ii) ANNUAL ADDITION. Annual Addition means, with respect to any Limitation Year, the sum of:

               (1) all contributions allocable to the Participant under this Plan and under all other defined contribution plans maintained by the Company and those Related Entities whose plans are required to be aggregated pursuant to those provisions of federal law pertaining to the maximum annual additions to individual accounts in tax qualified defined contribution plans;

               (2) Forfeitures allocable to the Participant under such plans, if any; and

               (3) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a defined benefit pension plan maintained by the Company or a Related Entity.

        (iii) TOTAL COMPENSATION. For the purpose of determining the maximum allocation permitted by Sections 4.4(a) (and notwithstanding the definition of Compensation used elsewhere in this Plan), Total Compensation shall mean, with respect to any Limitation Year, the Participant's wages, salaries for professional services and other amounts paid for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses). Total Compensation does not include deferred compensation, stock options and other distributions which receive special tax benefits; provided, however, that effective January 1, 1998 Total Compensation shall include any 401(k) Contributions to this Plan and any amounts not included in the Participant's gross income by reason of Code Section 125.

     SECTION 4.5 LIMITATION ON 401(K) CONTRIBUTIONS. Each Plan Year, the Plan must satisfy the requirements of this Section. The Plan Administrator shall determine if the requirements of this Section are satisfied pursuant to Treasury Regulation Section 1.401(k)-1, the provisions of which are incorporated by this reference.

     (a) ACTUAL DEFERRAL PERCENTAGE TEST. For each Plan Year, the amount of 401(k) Contributions and Matching Contributions made to the Plan shall satisfy one of the following tests:

          (i) the Actual Deferral Percentage for the Highly Compensated Group for the Plan Year is not more than the Actual Deferral Percentage of the Non-Highly Compensated Group for the preceding Plan Year multiplied by 1.25; or

         (ii) the excess of the Actual Deferral Percentage for the Highly Compensated Group for the Plan Year over that of the Non-Highly Compensated Group for the preceding Plan Year is not more than two percentage points and the Actual Deferral Percentage for the Highly Compensated Group for the Plan Year is not more than the Actual Deferral Percentage of the Non-Highly Compensated Group for the preceding Plan Year multiplied by 2.

     (b) ACTUAL DEFERRAL PERCENTAGE. The Actual Deferral Percentage for the Highly Compensated Group or the Non-Highly Compensated Group for a Plan Year is the average of the Actual Deferral Percentage of each Participant in such group.

     (c)  ADJUSTMENTS TO MEET THE ACTUAL DEFERRAL PERCENTAGE TEST.
          (i) If an Excess Contribution is made during a Plan Year by a Highly Compensated Employee, the Plan Administrator shall, before the last day of the following Plan Year, distribute the amount of the Excess Contribution for such Plan Year (and any income or loss attributable thereto for the Plan Year). 401(k) Contributions on which Matching Contributions under
     Section 4.2(b) are not made will be first distributed as Excess Contributions prior to distribution of 401(k) Contributions on which Matching Contributions are made. An "Excess Contribution" for any Plan Year is the excess of the amount of 401(k) Contributions and Matching Contributions actually paid over to the Trust on behalf of a Highly Compensated Employee for such Plan Year over the maximum amount of such contributions permitted by the limitation of this Section. Distribution of Excess Contributions for any Plan Year shall be made on the basis of the amount of 401(k) Contributions made by and Matching Contributions made on behalf of such Highly Compensated Employees.

         (ii) Any Matching Contribution which relates to a Participant's Excess Contribution for such Plan Year or otherwise distributable under the terms of the Plan may be forfeited in accordance with Sections 401(k)(8)(E) and 411(a)(3)(G) of the Code. Forfeitures of Matching Contributions that occur during the Plan Year pursuant to this Section 4.5(c)(ii) shall be treated in one or more of the following ways: (A) included in, reduce and be considered part of the Company's Matching Contribution for Participants in the Non-Highly Compensated Group for the Plan Year in which such forfeiture arises,
     (B) held in a suspense account and applied toward the Company's
     Matching Contribution for subsequent Plan Years or (C) used to pay the reasonable expenses of the Plan.

          (iii) The Company in its sole discretion may make qualified non-elective contributions (as defined in Treasury Regulation
     Section 1.401(k)-1(g)(13)(ii)) to correct any Excess Contributions as permitted by Treasury Regulation Section 1.401(k)-1(f)(1).

          (iv) Distribution of Excess Contributions under this Section will not require the consent of the Participant or his Spouse and will not violate any outstanding Qualified Domestic Relations Order.

          (v) The Plan Administrator, in its sole discretion during the Plan Year may limit the amount of 401(k) Contributions made by Highly Compensated Employees in order to meet the requirements of this Section 4.5.

     (d) COORDINATION WITH SECTION 4.3. The amount of Excess Contributions will be determined after the maximum deferrals under Section 4.3(a) and returning any such excess deferrals.

     (e) AGGREGATION. If two or more plans which include cash or deferred arrangements are aggregated for purposes of Code Section 410(b) or 401(a)(4), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section 4.5. If any Highly Compensated Employee is simultaneously an active participant under two or more cash or deferred arrangements of Related Entities, for purposes of determining the Actual Deferral Percentage with respect to such employee, all such cash or deferred arrangements shall be treated as one arrangement for purpose of this
Section 4.5.

     SECTION 4.6    ROLLOVER CONTRIBUTIONS AND TRANSFERS.

          (a) Rollover Contribution means any rollover amount or rollover contribution which qualifies as an "eligible rollover distribution" as described in Code Section 402(c)(4).

          (b) An Employee, whether or not a Participant, may file a request in writing with the Plan Administrator to accept his Rollover Contribution. The Plan Administrator, in accordance with a uniform and nondiscriminatory policy, shall determine whether or not such Rollover Contribution shall be accepted. Any such request shall state the amount of the Rollover Contribution, the nature of the property constituting the Rollover Contribution, and include a statement that such contribution qualifies as a Rollover Contribution as defined in this Section. In addition, the Plan Administrator may require the Participant to submit such other evidence and documentation as the Plan Administrator, in the Plan Administrator's sole discretion, determines necessary to insure that the contribution qualifies as a Rollover Contribution.

          (c) The Employee shall at all times have a nonforfeitable right in 100% of his Rollover Account.

          (d) If a qualified plan and exempt trust (under Code Sections 401(a) and 501(a), respectively) established by an employer other than the Company permits the transfer of the benefit of an Employee previously employed by such employer to be delivered from such trust to this Plan and Trust, the Plan Administrator, upon the written request of the Participant, may accept such transfer. However, effective January 1, 1998, a Employee may not make a transfer of any assets which are subject to any "protected benefits" described in Code Section 411(d)(6) which protected benefits are not already provided for or contained in the Plan, or have not been waived. Such transfer shall be treated as a Transfer for all purposes of the Plan and Trust. Any amounts transferred to the CCA Plan, Market USA Plan and the Plan prior to January 1, 1998 and held in a Transfer Account shall have the rights to any protected benefits not otherwise provided for or contained in this Plan.

          (e) An Employee who has not yet become a Participant in the Plan and who makes a Rollover Contribution or Transfer under paragraph (d) shall be treated as a Participant in the Plan only with respect to amounts credited to his Rollover Account and Transfer Account, and shall not have any other rights as a Participant unless and until the satisfies the requirements for participation under Section 3.1.

                                      ARTICLE V

                                       ACCOUNTS

     SECTION 5.1 ACCOUNT VALUES. As of each Valuation Date, the value of each of a Participant's Accounts shall be determined as follows:

     (a)  PROFIT SHARING AND MATCHING ACCOUNTS:

          (i) the value of such Account as of the last preceding Valuation Date;

         (ii) minus the amount of any distributions made from such Account since the last preceding Valuation Date;

        (iii) minus the amount, if any, which became a Forfeiture from such Account since the last preceding Valuation Date;

         (iv) plus the amount of a previous Forfeiture which is required to be restored to such Account during such period as provided in Section 3.4(d);

          (v) plus or minus such Account's share of the net income, loss, appreciation and/or depreciation in the value of that portion of the Trust allocable to such Accounts since the last preceding Valuation Date in accordance with Section 5.2; and

         (vi) plus any Company contributions (including Forfeitures) allocable to such Account.

     (b)  401(K), ROLLOVER AND TRANSFER ACCOUNTS:

          (i) the value of such Account on the last preceding Valuation Date;

         (ii) minus the amount of any distributions or withdrawals made since the last preceding Valuation Date;

        (iii) plus or minus such Accounts share of the net income, loss, appreciation and/or depreciation in the value of that portion of the Trust allocable to such Accounts, as determined in accordance with Section 5.2; and

         (iv) plus any 401(k) Contributions, Rollover Contributions or transfers made to such Account since the last preceding Valuation Date.

     SECTION 5.2 ALLOCATION OF INVESTMENT INCOME. As of each Valuation Date, the Plan's share of any net appreciation or net depreciation in the value of each Investment Fund shall be allocated among the Accounts of Participants in the same proportion that the value of such portion of each of the Participant's Account as is invested in such Investment Fund bears to the total value of the portions of the Accounts of all Participants as are invested in such Investment Fund, determined as of the immediately preceding Valuation Date, reduced in each case by the amount of any distributions and transfers from such Accounts allocable to such Investment Fund for the benefit of such Participant since the immediately preceding Valuation Date and increased in each case by the aggregate Transfers, Profit Sharing, Matching, 401(k) and Rollover Contributions credited to such Investment Fund since the immediately preceding Valuation Date. All determinations made by the Trustee with respect to the value of Participants' Accounts shall be made in accordance with generally accepted principles of trust accounting, and such determinations made by the Trustee and any determinations made by the Plan Administrator based thereon, shall be conclusive and binding upon any person having an interest under the Plan.

     SECTION 5.3 QUARTERLY STATEMENT OF ACCOUNTS. A statement of the value of each Participant's Accounts shall be prepared as of each calendar quarter and delivered, as soon as practicable thereafter, to each Participant.

                                      ARTICLE VI

                                    DISTRIBUTIONS

     SECTION 6.1 ELIGIBILITY. A Former Participant shall be eligible to receive a distribution as provided in Sections 6.2 through 6.5.
Distributions shall be payable as provided in Sections 6.6 through 6.7, as applicable.

     SECTION 6.2 RETIREMENT. An Active or Inactive Participant who becomes a Former Participant because of his retirement on or after his Normal Retirement Date or his Early Retirement Date, shall, as of his Normal Retirement Date or Early Retirement Date, be fully vested in the value of his Accounts and shall be eligible to receive the value of such Accounts. Distribution of his Accounts shall commence as soon as practicable following his actual retirement date.

     SECTION 6.3 DISABILITY. An Active or Inactive Participant who becomes a Former Participant because of a Disability, shall, as of the date on which he is deemed to be disabled, be fully vested in the value of his Accounts and shall be eligible to receive the value of such Accounts. Distribution of his Accounts shall commence as soon as practicable following the date he is determined to be disabled.

     SECTION 6.4 DEATH. An Active or Inactive Participant who becomes a Former Participant because of his death shall, as of the date of his death, be fully vested in the value of his Accounts and his Beneficiary shall be eligible to receive the value of such Accounts. Distribution of his Accounts shall commence as soon as practicable following the Participant's death.

     SECTION 6.5 TERMINATION FOR OTHER REASONS. An Active or Inactive Participant whose employment with any and all Related Entities is terminated for any reason other than retirement, Disability or death, shall, as of the date of such termination:

     (a) be fully vested in the value of his 401(k), Matching, Transfer and Rollover Accounts, and

     (b) be vested in that portion of the value of his Profit Sharing Accounts, as determined in accordance with the following table:


          Years of Service              Vested Portion
          -----------------             ---------------
          Less than 1                          0%
          1 but less than 2                   25%
          2 but less than 3                   50%
          3 but less than 4                   75%
          4 or more                          100%

     (c) Such Participant shall be eligible to receive the value of the vested portion of his Accounts. Distribution of his Accounts shall commence as soon as practicable following such date of termination; provided however, a Participant's vested Accounts may not be paid until the Participant's Normal Retirement Date without his written consent if the value exceeds $5,000.

     SECTION 6.6    DISTRIBUTION OF ACCOUNTS.

     (a)  FORM OF DISTRIBUTION.  Subject to the following provisions of this
Article VI, the vested balances of a Participant's Plan Accounts will be distributable to or for his benefit by one of the following methods as elected by the Participant:

          (i) LUMP SUM.  By payment in a lump sum.

         (ii) INSTALLMENTS. By payment in annual or more frequent, substantially equal installments.

        (iii) DIRECT ROLLOVER FROM PLAN. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a "distributee" may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an eligible retirement plan specified by the distributee in a "direct rollover". The Plan Administrator may establish such rules and procedures regarding direct rollovers as long as such rules and procedures are in compliance with Treasury Regulation Section 1.401(a)(31)-1T. For purposes of this
     Section 6.6(a)(iv), the following definitions shall apply:

               (1) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (3) the portion of any distribution that is not includable in gross income.

               (2) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (3) "Distributee" means a Participant or a Participant's Spouse. A Participant's Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, is also a distributee with regard to the interest of such Spouse or former Spouse.

               (4) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

     (b) ELECTION OF DISTRIBUTION. The Participant shall select the method by which his vested Accounts will be distributed to him. Notwithstanding the foregoing, if the distributable balance of the Participant's Accounts is $200 or less, then the Trustee shall distribute the Participant's vested Accounts in a lump sum, and the Participant shall have no right to select the manner in which he will receive his distribution from the Plan. If the distributable balance of the Participant's Accounts is $5,000 or less and the Participant fails to elect a form of distribution when payable, the Trustee shall distribute the Participant's vested Accounts in a lump sum.

     (c) DEATH BENEFITS. Where the distribution of a Participant's Accounts has commenced, and such Participant dies before the entire amount in his Accounts has been distributed, the remaining portion of his Accounts shall be distributed at least as rapidly as the distribution option in effect as of the date of his death; provided, however, that the Plan Administrator may accelerate payments under such payment option after consulting with his Beneficiary. If the Participant dies prior to the time distribution of his Accounts has commenced, his entire Accounts shall be paid by December 31 of the Plan Year in which occurs the fifth anniversary of the Participant's death in such manner as the Participant designates in such Participant's beneficiary designation or as designated by the Beneficiary.

     SECTION 6.7 TIME FOR DISTRIBUTION. Distribution of a Participant's vested Accounts will normally be made or commenced as soon as practicable following the Participant's date of termination, but not later than the 60th day next following the close of the Plan Year during which the Participant attains age 65 years or, if later, during which his date of termination occurs, except as otherwise permitted under circumstances described in Treas. Reg. Section 1.401(a)-14(d). If the value of the Participant's Accounts at the time of any distribution is over $5,000, the Participant (but not his Beneficiary in the event of the Participant's death) must consent in writing to receive the distribution. However, a Participant may not elect to defer distribution beyond the date described above. Moreover, distributions must commence as required under Code Section 401(a)(9) and the regulations thereunder including the minimum incidental death benefit rules under Prop. Treas. Reg. 1.401(a)(9)-2.

                                     ARTICLE VII

                                LOANS AND WITHDRAWALS

     SECTION 7.1 LOANS. While the primary purpose of the Plan is to accumulate funds for the Participants when they retire, the Plan Administrator may in its sole discretion permit loans to Participants from their vested Profit Sharing, Matching, 401(k), Transfer and Rollover Accounts. Any loans to Participants shall be made in accordance with the terms of a loan policy adopted by the Plan Administrator. The amount of any loan together with the accrued interest under this Plan and all other qualified employer plans shall be within the following limits:

     (a) If the vested balance of the Participant's Accounts is between $0 and $99,999, the Participant may borrow up to one-half the vested balance of his Accounts;

     (b) If the vested balance of the Participant's Accounts is $100,000 or more, the Participant may borrow up to lesser of:

          (i) one-half the vested balance of his Accounts; or

         (ii) $50,000, reduced by the excess (if any) of:

               (1) the highest outstanding balance of loans under the Plan and all other qualified Company plans during the one year period ending on the day before the date on which such loan was made, over

               (2) the outstanding balance of such outstanding loans on the date on which such loan was made.

     SECTION 7.2 HARDSHIP WITHDRAWALS. A Participant may withdraw the 401(k) Contributions credited to his 401(k) Account, but not the earnings thereon, in a situation where the Plan Administrator, in its sole discretion, determines that such a withdrawal will alleviate a condition of "severe financial hardship" of a Participant as defined below. A Participant seeking such a withdrawal must apply to the Plan Administrator and provide the Plan Administrator with such evidence as it requires to make its determination. The Plan Administrator will respond to each such request in writing as to its approval or denial as soon as practical after receipt of all requested information from the Participant. Any such withdrawals shall be made in accordance with the terms of a withdrawal policy adopted by the Plan Administrator from time to time.

     Severe financial hardship withdrawals may be made for the following specified purposes:

     (a) costs directly related to the purchase of the Participant's principal residence;

     (b) payment of post-secondary tuition and related educational fees of the Participant or members of his immediate family;

     (c) medical care expenses for the Participant or members of his immediate family, which are not otherwise covered by insurance;

     (d) burial or mortuary expenses for an immediate family member of the Participant;

     (e) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on a mortgage on that residence; or

     (f) any amount determined by the Internal Revenue Service to constitute an immediate and heavy financial need.

     In determining the amount required to meet a severe financial hardship, the Plan Administrator may take into account the anticipated federal and state income and excise taxes with respect to the withdrawal.

     SECTION 7.3 AGE 59-1/2 AND OVER WITHDRAWALS. A Participant who is age 59-1/2 or older may elect to withdraw all or any part of the vested balance of his Accounts (as of the Valuation Date coincident with or immediately preceding the filing of the withdrawal request). The withdrawal request shall be made in the manner approved by the Plan Administrator and subject to any further rules imposed by the Plan Administrator.

     SECTION 7.4 WITHDRAWAL OF ROLLOVERS. A Participant may elect to withdraw all or any part of the balance of his Rollover Account for any reason (as of the Valuation Date coincident with or immediately preceding the filing of the withdrawal request). The withdrawal request shall be made in the manner approved by the Plan Administrator and subject to any further rules imposed by the Plan Administrator.

                                     ARTICLE VIII

                              ADMINISTRATION OF THE PLAN

     SECTION 8.1 PLAN ADMINISTRATOR AND NAMED FIDUCIARY. The authority and responsibility to control and manage the operations and administration of the Plan shall reside in the Plan Administrator. For purposes of ERISA, the Company or the committee appointed by the Company shall be the "Named Fiduciary" and also the "Plan Administrator" with respect to this Plan. The Plan Administrator shall have the sole authority to appoint and remove the Trustee, and the investment manager, if any, provided for under the Trust. The Plan Administrator shall be responsible for the day-to-day administration of the Plan. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. The Plan Administrator warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. The Plan Administrator and Company do not guarantee the Trust in any manner against investment loss or depreciation in asset value.

     SECTION 8.2 COMPENSATION AND EXPENSES. The Plan Administrator shall not receive compensation for its services. However, a person to whom administrative duties shall have been delegated by the Plan Administrator who is not an employee of a Related Entity may receive compensation for the performance of such duties. All usual and reasonable expenses of the Plan Administrator may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid out of the principal or income of the Trust.

     SECTION 8.3 RECORDS. The Plan Administrator shall keep a record of all of their proceedings and shall keep all such books of account, records and other data as may be necessary or advisable in their judgment for the administration of this Plan.

     SECTION 8.4 RECORDS OF TRUST. The Plan Administrator shall keep on file in such form as it may deem convenient and proper, all reports of the Trust received from the Trustee. The Plan Administrator shall be responsible for seeing that each Participant is advised, as soon as possible after the close of each Plan Year, of the value of his Accounts as of the last day of such Plan Year.

     SECTION 8.5    CLAIMS PROCEDURE.

     (a) A Participant or Beneficiary shall make claim for a benefit by filing a signed written request identifying the benefit requested with the Plan Administrator. Within 90 days from the receipt of such claim, the Plan Administrator shall notify in writing the individuals submitting the claim of the Plan Administrator's decision. If special circumstances related to processing the claim require an extension of time, the Plan Administrator may, upon written notice to the claimant within 90 days of the filing of the claim, extend the time for a written decision for no more than an additional 90 days. If the claim is denied, such notice shall state the following:

          (i) the specific reasons for denial;

         (ii) specific references to pertinent Plan provisions;

        (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is needed; and

         (iv) an explanation of the Plan's review procedure.

     (b) For a period of 60 days after the receipt of such notice, the claimant or his duly authorized representative may:

          (i) review pertinent documents; and

         (ii) submit a written request to the Plan Administrator for review of the denial. A claimant submitting such a request shall be allowed to submit issues and comments in writing to the Plan Administrator.

     (c) The Plan Administrator shall afford to any claimant so requesting review, a full and fair review of the decision denying the claim and may, in its sole discretion, hold a hearing to review the issues raised by the claimant. Within 60 days after receipt of the request for review, unless special circumstances such as the need to hold a hearing require an extension of time in which case a decision shall be rendered as soon as possible, the Plan Administrator shall render a decision on review in writing to the claimant, which decision shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. Any extension shall not exceed 120 days from receipt of such request for review. Such extension shall be made only upon prior written notice thereof to the claimant, within 60 days after the receipt of such request for review.

     (d) No denial of benefits with respect to a claimant shall be deemed to be effective from a legal standpoint until the claimant has exhausted the claims procedure provided under the Plan.

                                      ARTICLE IX

                                       TRUSTEE

     SECTION 9.1 TRUSTEE'S RESPONSIBILITIES. The Trustee shall be appointed by the Company to administer the Trust and shall serve at the pleasure of the Company. The Trustee, from time to time acting, shall have such rights, powers and duties as provided herein and as the Trust shall from time to time provide.

     SECTION 9.2 TRUST. All contributions under this Plan shall be paid to the Trust. All assets of the Trust are to be held, invested, and reinvested by the Trustee and all property and funds of the Trust, including income from investments and from all other sources, shall be retained for the exclusive benefit of the Participants and Beneficiaries as provided in the Plan and shall be used to pay benefits to persons entitled thereto hereunder or to pay expenses of administration of the Plan and Trust to the extent not paid by the Company. The Trustee shall invest and reinvest the assets of the Trust at its discretion in accordance with the provisions of the Trust and shall not be limited by any laws of the United States or of any State thereof, except to the extent that such investment or reinvestment would result in the loss of the qualified status of the Plan under the Code or result in noncompliance with ERISA.

     SECTION 9.3 NO REVERSION TO COMPANY. No part of the corpus or income of the Trust shall revert to the Company or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries except as provided in Section 4.2(f).

                                      ARTICLE X

                                  GENERAL PROVISIONS

     SECTION 10.1 INALIENABILITY. Except with respect to any indebtedness owing to the Trust or as otherwise provided by law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge prior to such receipt shall be void; nor shall the Trust be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit hereunder. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is deemed to be a Qualified Domestic Relations Order.

     SECTION 10.2 INCOMPETENCY. Each person entitled to a payment hereunder shall be conclusively presumed to be mentally competent until the date on which the Plan Administrator receives a written notice in a form satisfactory to the Plan Administrator that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his estate has been appointed. However, if the Plan Administrator shall determine that any person entitled to a payment is unable to care for his affairs because of any disability or infirmity, then such payment may be paid to the person or persons who, in the opinion of the Plan Administrator, is caring for and supporting the person entitled to the payment or to the institution in which the person entitled to the payment is residenced or which is providing for his care unless a prior claim therefor shall have been made by a duly appointed guardian or conservator, and any such payment so made shall be a complete discharge of the liability of the Plan therefor. If a guardian or conservator of the estate of the person entitled to the payment shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, and such payment so made shall be a complete discharge of any liability therefor of the Plan.

     SECTION 10.3 MISSING PAYEES. If the Plan Administrator is unable after reasonable search to locate any person entitled to benefits hereunder resulting from a Former Participant's participation herein, then the Plan Administrator shall mail by registered or certified mail, postage prepaid, to the last known address of such person, a notice to the effect that such person is entitled to receive benefits hereunder, and (i) if such notice is returned by the Post Office as being undeliverable because the addressee cannot be located at the address indicated and if neither the Company nor the Plan Administrator shall obtain any knowledge of such person's whereabouts within one year from the date such notice is mailed, or (ii) if within such one-year period there is no response to such notice informing the Plan Administrator of such person's whereabouts, then in either of such events, at the end of such period, such Former Participant's interest in the Plan shall be cancelled and the amount thereof shall be treated as a Forfeiture in the Plan Year in which such cancellation occurs. If the person entitled to the Former Participant's cancelled Accounts subsequently makes a valid claim with respect to such reallocated amounts, the Former Participant's Accounts shall be restored. Any application of payments made in accordance with this Section shall constitute a complete acquittance and discharge of every liability of the Plan Administrator, the Trustee, the Company and the Trust to such Former Participant, his Beneficiaries and his and their executors, administrators and estates.

     SECTION 10.4 NON-GUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any employee, or as a right to any employee to be continued in the employment of the Company or as a limitation of the right of the Company to discharge any employee with or without cause.

     SECTION 10.5 NO RIGHT TO TRUST. No Employee shall have any right to, or interest in, any part of the Trust upon termination of his employment or otherwise except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such Employee out of the assets in the Trust. All payment of benefits as provided for in this Plan shall be made solely out of the assets in the Trust and neither the Company nor the Trustee shall be liable therefor in any manner.

     SECTION 10.6 NON-LIABILITY PROVISIONS. Subject to any limitation on the application of this Section 10.6 pursuant to ERISA, none of the Company, the Plan Administrator or the Trustee guarantees the Trust in any manner against loss or depreciation, and none of them shall be liable for any act or failure to act which is made in good faith pursuant to the provisions of the Plan. The Company shall not be responsible for any act or failure to act of the Trustee. The Plan Administrator shall not be responsible for any act or failure to act of the Company or the Trustee. The Plan Administrator shall be indemnified by the Company, or from the assets of the Trust, against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

     SECTION 10.7 APPLICABLE LAW. Except as otherwise provided for under ERISA, all questions pertaining to the construction of the Plan shall be determine in accordance with the laws of the State of Delaware.

     SECTION 10.8 LITIGATION BY PARTICIPANTS. To the extent permitted by law, if any person beneficially interested in the Trust shall bring suit or proceeding against the Trustee or the Trust, or if any dispute shall arise as to the person or persons to whom payment or delivery of any funds shall be made by the Trustee, the cost to the Trustee of defending the action, where the result is adverse to the complainant or pursuant to court authorization, shall be charged to the Accounts of the Participant whose interest is at issue, and only the excess, if any, shall be included in the expenses of the Trust.

     SECTION 10.9 TAX RELEASES. Prior to making any payment or distribution hereunder to any person, the Trustee may require such releases or other documents from any lawful taxing authority, may require such indemnity from the payee or distributee as the Trustee shall reasonably deem necessary for its protection, and may deduct from the amount to which such person may be entitled, such amount as, in its discretion, the Trustee deems proper to protect the Trustee and the Trust against liability on account of death, succession, estate, inheritance, income or other taxes and out of the money so deducted may discharge any such liability and pay the balance to the person or persons entitled thereto.

     SECTION 10.10 INSPECTION OF RECORDS. No person shall have any right to inspect any books and records of the Company or to inspect any records of the Trustee with respect to any other person's rights hereunder.

     SECTION 10.11 PRONOUNS. Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular wherever appropriate.

     SECTION 10.12 QUALIFIED DOMESTIC RELATIONS ORDER. In addition to payments made under Article VI on account of a Participant's termination of employment, payments may be made to an Alternate Payee prior to, coincident with, or after Participant's termination of employment if made pursuant to a Qualified Domestic Relations Order. In any event, however, payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order may not commence prior to the earlier of (a) the date on which the Participant corresponding to the Qualified Domestic Relations Order is entitled to a distribution under the Plan; or (b) the later of (1) the date on which such Participant attains age 50 or (2) the earliest date on which such Participant could begin receiving benefits under the Plan if the Participant had separated from service. In addition, this Plan specifically authorizes distributions to an Alternate Payee under a Qualified Domestic Relations Order regardless of whether the Participant has attained the earliest retirement age (as defined above and in Section 414(p) of the Code) only if:
(A) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee, and (B) the Alternate Payee consents to a distribution prior to the Participant's earliest retirement age if the present value of the Alternate Payee benefits under the Plan exceeds $5,000. Nothing in this
Section 10.12 shall permit a Participant a right to receive distribution at a time otherwise not permitted under the Plan, nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

     The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders, including, in its sole discretion, the establishment of segregated accounts for Alternate Payees.

     SECTION 10.13 UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                                      ARTICLE XI

                                      AMENDMENTS

     SECTION 11.1 AMENDMENTS. The Trust and the Plan may be amended at any time and from time to time by action of the Company; PROVIDED, HOWEVER, that no such amendment shall impair the rights of any person with respect to such person's beneficial interest in the Trust Fund, as it is then constituted, nor vest in the Company any right, title or interest in or to the assets of the Trust, nor be effective unless the Plan, as so amended, shall be for the exclusive benefit of the employees of the Company and their Beneficiaries, except such amendment or amendments as, in the opinion of counsel, may be necessary or advisable to meet the requirements of any statute of the United States or regulation promulgated thereunder; and PROVIDED, FURTHER, that no amendment changing the rights and duties of the Trustee shall become effective without the Trustee's written consent. The Company has delegated the authority to amend the Plan to the Plan Administrator with respect to amendments administrative in nature only. Amendments which would affect the cost of benefits provided under the Plan must be approved by the board of directors of the Company.

                                     ARTICLE XII

                                     TERMINATION

     SECTION 12.1 RIGHT TO TERMINATE PLAN. The Company contemplates that the Plan shall be permanent. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Company reserves to the Plan Administrator the right to terminate either the Plan or both the Plan and the Trust.

     SECTION 12.2 MERGER OR CONSOLIDATION OF PLAN AND TRUST. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     SECTION 12.3 TERMINATION OF PLAN AND TRUST. If the Plan Administrator decides to terminate the Plan and Trust partially or completely, it shall be terminated as of the date specified in certified copies of resolutions of the Plan Administrator, delivered to the Trustee. Upon such partial or complete termination of the Plan and Trust, after payment of all expenses and proportional adjustment of Accounts of affected Participants to reflect such expenses, Trust profits or losses, and allocations of any previously unallocated funds to the date of such termination, such affected Participants shall be entitled to receive the vested portion of the amounts then credited to their respective Accounts.

     SECTION 12.4 EFFECT OF TERMINATION ON VESTING. In the event of a complete or partial termination of the Plan, as those terms are defined in the Code and related regulations and/or rulings, such affected Employees shall, notwithstanding any other provision of the Plan, be 100% nonforfeitable vested as of the effective date of such termination in the value of their Accounts after adjustments for related expenses and/or unallocated Trust profits, losses or contributions have been made.

                                     ARTICLE XIII

                                   TOP HEAVY PLANS


     SECTION 13.1 TOP HEAVY PLAN REQUIREMENTS. Notwithstanding anything hereinabove to the contrary, if the Plan is a Top Heavy Plan as determined pursuant to this Article XIII for any Plan Year then the Plan shall meet the requirements of this Article XIII for any such Plan Year.

     SECTION 13.2   TOP HEAVY PLAN DEFINITIONS:

     (a)  AGGREGATION GROUP means:

          (i) MANDATORY AGGREGATION GROUP. Each plan of any Related Entity in which a Key Employee is a participant, and each other plan of any Related Entity which enables any plan of a Related Entity in which a Key Employee is a participant to meet the nondiscrimination and participation requirements of Sections 401(a)(4) or 410 of the Code.

       (ii) PERMISSIVE AGGREGATION GROUP. All plans of a Related Entity included in the Mandatory Aggregation Group and any other plan sponsored by a Related Entity which the Company elects to include as part of the group and which continues to satisfy the nondiscrimination and participation requirements of Sections 401(a)(4) and 410 of the Code.

In determining which plans of a Related Entity are part of an Aggregation Group, only plan years with Determination Dates which fall within the same calendar year shall be aggregated.

     (b) DETERMINATION DATE means, as to any Plan Year, the last day of the preceding Plan Year.

     (c) KEY EMPLOYEE means any Employee or former Employee, who during the Plan Year or during any of the preceding 4 Plan Years is any of the following:

          (i) an officer of any Related Entity. An individual shall be considered an officer only if he:

               (1) is in the regular and continuous employ of a Related Entity;

               (2) has been designated as an officer pursuant to election or appointment by the board of directors or other person or governing body having authority to elect or appoint officers of a Related Entity;

               (3) is an administrative executive; and

               (4) has compensation (as determined applying the definition of compensation set forth in Section 415(c)(3) of the Code) equal to 1.5 times the Code Section 415 dollar limit for defined contribution plans. The number of persons to be considered officers in any Plan Year and the identity of the person to be so considered shall be determined pursuant to the provisions of Section 416(i) of the Code;

        (ii)  one of the 10 Employees who:

               (1) owns or who is considered to own under the attribution rules set forth in Section 318 of the Code both more than a 1/2% interest and the largest interest in a Related Entity; and

               (2) has, during the Plan Year of ownership, annual Plan Year compensation from a Related Entity more then the compensation which is set forth in Section 415(c)(l)(A) of the Code for the calendar year in which such Plan Year ends;

       (iii) a person who is both an Employee and the owner of a greater than 5% capital or profits interest in the Company, and any person who owns, or who, under Section 318 of the Code, is considered as owning more than 5% of the outstanding stock of the Company or of stock possessing more than 5% of the total combined voting power of all stock of such entity; and

        (iv) a person who is both an Employee whose annual compensation (as determined applying the definition of compensation set forth in Section 415(c)(3) of the Code) from all Related Entities exceeds $150,000 and who is a greater than 1% owner of the Company, with ownership determined pursuant to Section 13.2(c)(3) by substituting "1%" for "5%" at each place where "5%" is set forth therein.

          (v) For purposes of this Section 13.2(c), when applying the constructive ownership rules under Section 318 of the Code, "5%," shall be substituted for "50%" in Section 318(a)(2)(C) of the Code. The determination of who is a Key Employee will be made in accordance with
     Section 416(i)(1) of the Code and the Code regulations.

     The Beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

     (d) KEY EMPLOYEE RATIO means the ratio for any Plan Year, as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in Section 13.2(d)(i) with the amount described in Section 13.2(d)(ii) after deduction from both such amounts the amount described in Section 13.2(d)(iii).

          (i) The amount described in this Section 13.2(d)(i) is the sum of:

               (1) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group;

               (2) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group; and

               (3) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of 5 Plan Years ending on the Determination Date.

        (ii)  The amount described in this Section 13.2(d)(ii) is the sum of:

               (1) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group;

               (2) the aggregate of all balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group; and

               (3) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of 5 Plan Years ending on the Determination Date.

       (iii)  The amount described in this Section 13.2(d)(iii) is the sum of:

               (1) all Rollover Contributions and trustee transfers which are initiated by an Employee and made from a plan maintained by one unrelated employer to a plan maintained by another unrelated employer to the Plan; and

               (2) any amount that is included in Section 13.2(d)(ii) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

          For purposes of determining the Key Employee Ratio, accrued benefits and account balances attributable to employee contributions, other than amounts attributable to deductible Employee contributions, shall be taken into consideration. The account balances and accrued benefits of a Participant who has not performed any services for a Related Entity at any time during the 5 year period ending on the Determination Date will be disregarded.

     (e) NON-KEY EMPLOYEE means any Participant in the Plan (including a Beneficiary of such Participant) who is not a Key Employee.

     (f) SUPER TOP HEAVY means this Plan for any Plan Year in which this Plan would be deemed a "Top Heavy Plan" if "90%" were substituted for "60%" wherever it appears in Section 13.2(g).

     (g) TOP HEAVY PLAN. This Plan shall be deemed "Top Heavy" as to any applicable Plan Year if, as of the Determination Date with respect to such Plan Year, any of the following conditions are met:

          (i) The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds 60%.

        (ii) The Plan is part of an Aggregation Group, there is no Permissive Aggregation Group of which the Plan is a part, and the Key Employee Ratio of the Mandatory Aggregation Group of which the Plan is a part exceeds 60%.

       (iii) The Plan is part of an Aggregation Group, there is a Permissive Aggregation Group of which the Plan is a part, and the Key Employee Ratio of the Permissive Aggregation Group of which the Plan is a part exceeds 60%.

     SECTION 13.3 RIGHT TO PARTICIPATE IN ALLOCATION OF COMPANY CONTRIBUTIONS. Notwithstanding any other provision of this Plan, any person who was a Participant at any time during a Plan Year in which this Plan was a Top Heavy Plan shall share in the allocations of Company contributions provided for in this Plan for such Plan Year if he remained in the employ of a Related Entity through the end of the Plan Year with respect to which such allocation applies.

     SECTION 13.4 MINIMUM COMPANY CONTRIBUTION ALLOCATION. The allocation made under this Plan to the Account of each Participant who is entitled to an allocation pursuant to the provisions of Section 13.3 and who is a Non-Key Employee for any Plan Year in which this Plan is a Top Heavy Plan or a Super Top Heavy Plan shall not be less than the lesser of:

     (a) 3% of the total compensation as defined in Section 415 of the Code but limited to $150,000 as limited by Code Section 401(a)(17) of each such Participant for such computation period; or

     (b) The percentage of compensation so allocated under this Plan to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

This Section 13.4 shall not apply to any Participant to the extent the Participant is covered under any other plan sponsored by a Related Entity provided the minimum allocation or benefit requirement applicable to Top Heavy Plans will be met in the other plan or plans. For the purposes of determining whether or not the provisions of this Section 13.4 have been satisfied:

          (i) contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title 11 of the Social Security Act, or any other Federal or state laws are disregarded; and

        (ii) Company contributions made under any salary reduction or similar arrangement shall be disregarded.

                                     ARTICLE XIV

                                INVESTMENT OF ACCOUNTS

     SECTION 14.1 INVESTMENT FUNDS. Notwithstanding the general and specific powers granted the Trustee under the Trust Agreement, the Trustee shall invest all or a portion of the Participant's Accounts among such Investment Funds in the Trust as may be approved by the Company from time to time in the amounts and manner set forth in this Article XIV.

     SECTION 14.2   PARTICIPANT'S CHOICE OF INVESTMENT FUNDS.

     (a) Each Participant shall have the right to direct in such manner as approved by the Plan Administrator, that the value of his Accounts be invested among the various Investment Funds from time to time offered by the Plan Administrator. The Plan Administrator shall establish such rules and procedures as it may deem desirable for the administration of such elections.

     (b) All Profit Sharing, 401(k), Matching, Rollover Contributions and transfers shall be invested in accordance with the most recent investment election made by the Participant.

     (c) The Trustee shall comply with such investment directions of Participants' made in accordance with this Section until such persons give timely investment direction to the Plan Administrator. Notwithstanding any provision in this Article, a Participant's investment direction shall be subject to any transfer restrictions imposed by an Investment Fund, the Plan Administrator or the Trustee. All transfers among the Investment Funds shall be effective as soon as may be practicable under the then circumstances and neither the Trustee, the Plan Administrator nor any investment manager shall be liable for any loss that may be incurred by any Participant as a result of any delay in transferring Accounts among the Investment Funds.

     IN WITNESS WHEREOF, HA-LO Industries, Inc. has caused this Plan to be executed by its duly authorized officer on this ___ day of December, 1997.

                                   HA-LO INDUSTRIES, INC.


                              By: ____________________________________
                              Its:____________________________________